UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800-525 West 8th Avenue
Vancouver, BC, Canada	V5Z 1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market
Series A Warrants	AGRIW	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02 Compensation of an Officer and a Director

On July 1, 2024, the Board of Directors of AgriForce Growing Systems, Ltd. (the “Company”) approved the following compensation for its Chairman, David Welch, and its CEO, Jolie Kahn.

David Welch, shall be compensated, effective July 1, 2024, in addition to the Board fees he is currently receiving, $45,000 per annum in cash, and restricted stock units (“RSUs”) valued at $50,000 for each acquisition and/or joint venture transaction which is consummated.

Jolie Kahn, shall be compensated, effective June 4, 2024, for her services as CEO, (i) in cash $220,000 per annum, payable monthly at the rate of $9166.67, with an additional $9166.67 per month to accrue during each three month period (pro rated for June 2024) and payable in cash at the end of each three month period, with the first accrued fee payment date being August 31, 2024, and (ii) $220,000 per annum in RSUs payable quarterly at the end of each calendar quarter (starting September 30, 2024 which shall including the partial month of June 2024). Ms. Kahn shall also be eligible for all health benefits offered by the Company effective January 1, 2025.

Both Mr. Welch and Ms. Kahn may be eligible for bonuses and other compensation plan benefits and the like as determined by the Company’s Compensation Committee from time to time. Also RSU grants shall be determined as follows: (i) number of RSUs shall be equal to the dollar amount of the grant divided by the 30 day trailing VWAP of a Company common share as of the grant date, and (ii) the dollar value of the RSUs shall be the closing price on Nasdaq of a single common share on the trading day prior to the grant date.

Ms. Kahn’s and Mr. Welch’s legal firms provide services to the Company, and any compensation for those services is in addition to and payable separately from the compensation set forth herein.

As of the date of this filing, formal agreements regarding the foregoing are in process and will be filed with the Commission as and when required by SEC rules.

Item 9.01 Exhibits

104	Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 8, 2024

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Jolie Kahn
Jolie Kahn
Chief Executive Officer